Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-173182, 333-66444, 333-45070 and 333-44590) of our report dated March 30, 2017 relating to the combined financial statements for the Penguin Random House Venture, which appears in this Form 20-F.

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

April 3, 2017

/s/ Werner Ballhaus Wirtschaftsprüfer (German Public Auditor)	/s/ Christian Landau Wirtschaftsprüfer (German Public Auditor)